Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of Diversified Restaurant Holdings, Inc. (the “Company”) for the fiscal year ending December 27, 2009, I, T. Michael Ansley, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
1. Such Annual Report on Form 10-K for the fiscal year ending December 27, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in such Annual Report on Form 10-K for the fiscal year ending December 27, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2010	DIVERSIFIED RESTAURANT HOLDINGS, INC.
	By:	/s/ T. Michael Ansley
T. Michael Ansley